SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



April 15, 2002
(Date of Report)

Commission file number 0-023310

Infynia.com Corporation
(Exact name of registrant as specified in its charter)


Colorado
(State or other jurisdiction of incorporation)


0-023310		 84-1116284
(Commission File Number)   (IRS Employer Identification Number)


978, Montee de Liesse,St-Laurent,Quebec Canada H4T 1W7
(Address of principal executive offices including zip code)


(514) 332.1999
(Registrant's telephone number including area code)


Not Applicable
 (Former name or former address, if changed since last report)







Item 1	Change in Control of Registrant.		Not applicable.

Item 2.	Acquisition or Disposition of Assets: 	Not applicable.

Item 3.	Bankruptcy or Receivership:		Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant:

The firm Ehrhardt Keefe Steiner & Hottman PC, Certified Public Accountants and Consultants, was appointed as the Registrant's new auditor. The decision to engage the firm Ehrhardt Keefe Steiner & Hottman PC was approved by the Registrant's board of directors.

Item 5.	Other Events:		Not applicable.

Item 6.	Resignation of Registrant's Directors:	Not Applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits:	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFYNIA.COM CORPORATION
(Registrant)


By: /s/ Louis R. Turp
Louis R. Turp, Chief Executive Officer


Date: April 15, 2002